SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDTRONIC, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0793183
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432
(Address, including zip code, of Principal Executive Offices)
Medtronic, Inc. 2005 Employees Stock Purchase Plan
(Full title of the Plan)

James Nathan Spolar, Esq.
Principal Legal Counsel and Assistant Secretary
Medtronic, Inc.; World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: (763) 514-4000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee(2)
Common stock issuable upon exercise of options granted under the 2005 Employees Stock Purchase Plan(3)	15,000,000 shares	$37.05	$555,750,000	$31,011

(1)	This amount represents a 15,000,000 share increase in the number of shares of common stock, par value $0.10 per share, of the Registrant (the “Common Stock”) authorized for issuance under the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “Plan”) (As amended and restated effective August 27, 2009), including, pursuant to Rule 416 under the Securities Act of 1933, an indeterminate number of additional shares that may become issuable in accordance with the anti-dilution provisions of such Plan.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 13, 2009.

(3)	Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the Registrant’s Shareholder Rights Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8
EX-5.1
EX-23.2
EX-24.1

EXPLANATORY NOTE
     A Registration Statement was filed on September 23, 2005 (Registration No. 333-128531) (the “Prior Registration Statement”), to register under the Securities Act of 1933, among other things, shares of Medtronic, Inc. common stock, par value $0.10 per share (the “Common Stock”), issuable under the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “Plan”) (As amended and restated effective August 27, 2009). This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 15,000,000 shares of Common Stock that are issuable under the Plan at any time or from time to time.
INFORMATION INCORPORATED BY REFERENCE
     Pursuant to General Instruction E to Form S-8, Medtronic hereby incorporates by reference the contents of the Prior Registration Statement to the extent not otherwise amended or superseded by the contents hereof.
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
     (b) Upon written or oral request, Medtronic, Inc. (“Medtronic”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. Medtronic will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to the following address:
     Investor Relations Department
     Medtronic, Inc.
     710 Medtronic Parkway
     Minneapolis, Minnesota 55432
     (763) 514-4000
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with (excluding documents furnished to) the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:
     (1) Medtronic’s Annual Report on Form 10-K, for the fiscal year ended April 24, 2009, filed with the Commission on June 23, 2009, and Medtronic’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009, filed with the Commission on September 9, 2009;
     (2) Medtronic’s Current Reports on Form 8-K filed with the Commission on April 29, 2009, May 5, 2009, and September 1, 2009; and
     (3) The description of Common Stock and the associated Preferred Stock Purchase Rights contained in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-121239) filed with the Commission on January 10, 2005, under the heading “Description of Capital Stock.”
     All other documents subsequently filed (excluding those furnished) by Medtronic pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number

5.1	Opinion of Counsel regarding the legality of the securities being registered

10.1	Medtronic, Inc. 2005 Employees Stock Purchase Plan (As amended and restated effective August 27, 2009) (incorporated by reference to Appendix A to the Registrant’s 2009 Proxy Statement filed on July 17, 2009)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Medtronic certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 15th day of October, 2009.

MEDTRONIC, INC.
By:	/s/ William A. Hawkins
William A. Hawkins
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 15th day of October, 2009.

By:	/s/ William A. Hawkins
William A. Hawkins
Chairman and Chief Executive Officer (principal executive officer)

By:	/s/ Gary L. Ellis
Gary L. Ellis
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Richard H. Anderson*	)
David L. Calhoun*	)
Victor J. Dzau, M.D.*	)
William A. Hawkins*	)
Shirley Ann Jackson, Ph.D.*	)
James T. Lenehan*	)	Directors
Denise M. O’Leary*	)
Kendall J. Powell*	)
Robert C. Pozen*	)
Jean-Pierre Rosso*	)
Jack W. Schuler*	)

*	D. Cameron Findlay, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons on the 27th day of August, 2009.

By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel and Corporate Secretary, as Attorney-in-Fact

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description

5.1	Opinion of Counsel regarding the legality of the securities being registered

10.1	Medtronic, Inc. 2005 Employees Stock Purchase Plan (As amended and restated effective August 27, 2009) (incorporated by reference to Appendix A to the Registrant’s 2009 Proxy Statement filed on July 17, 2009)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney